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                                                                   Exhibit 10.16

                                    AGREEMENT


AGREEMENT made as of the second day of November, 2001, by and between Infinium Software, Inc. (the "Company") and Robert A. Pemberton (the "Employee").

WHEREAS, the parties wish to resolve amicably the Employee's separation from the Company and establish the terms of the Employee's severance arrangement;

NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which is hereby acknowledged, the Company and the Employee agree as follows:

         1. Separation Date. The Employee's effective date of separation of employment from the Company is November 2, 2001 (the "Separation Date").

         2.       Consideration.

                  2.1. Monetary Consideration. In return for the execution of the instant Agreement, the Company agrees to pay the Employee two hundred thousand dollars ($200,000.00) less all applicable state and federal taxes as severance pay. The severance pay will be paid to the Employee in accordance with the Company's regular payroll practices over the year ending November 2, 2002, provided that such payments shall not commence until eight (8) days after the date of execution of this Agreement; and provided that the Employee has not revoked acceptance of the Agreement during the seven (7) day revocation period. The Employee has already received $16,667 of the $200,000 referred to in the first sentence of this Section 2.1. Except as provided in the next sentence, the Company agrees that, in the event of the Employee's death, all remaining severance pay due under this Agreement will be paid to the Employee's estate in a cash lump-sum payment. The Company will not have any right to set off or reduce the severance pay, unless the parties are involved in litigation related to a breach of this Agreement by the Employee and the Company has obtained equitable or some other form of relief in the litigation.

                  2.2. Medical Benefits. The Employee shall continue to be eligible for medical benefits under the Company's health plan, subject to the approval of the Company's health insurer and timely payment by the Employee of applicable employee premium contributions, until February 12, 2006. The Company shall continue to pay the share of the premium for such coverage that is paid by the Company for active and similarly-situated employees who receive the same type of coverage while the Employee is so covered. Effective as of February 12, 2006, or earlier to the extent that the Employee is not eligible for coverage under the Company's health plan, the Employee may elect to continue receiving group medical insurance pursuant to any then existing federal law, such as "COBRA" law, 29 U.S.C. Section 1161 et seq. All COBRA or other premium costs for such insurance shall be paid by the Employee on a monthly basis for as long as, and to the extent that, the Employee remains eligible under federal law for medical coverage continuation. In any event, the Employee should consult the materials to be provided by the Company for details regarding coverage and cost.

                  2.3. Other Benefits. All other employee benefits will continue until November 2, 2002, to the extent the Employee is eligible for such benefits under the benefit plans and according to applicable law.

                  2.4. Other Insurance. The Company will continue until November 2, 2002, to make premium payments under the Transamerica Occidental Life $1,000,000 life insurance policy number 92316045 of which the Employee is the insured and Pemberton Trust is the owner. The Company will immediately cease making premium payments under the Phoenix Home Life Insurance Company Policy #H0110120H of which the Employee is the insured and owner.

                  2.5. Stock Options. The Employee's stock options will terminate effective on the Separation Date. All unvested options under the stock option grants will vest and the Employee will have 90 days to exercise such options.

                  2.6. Property and Equipment. The Company will immediately transfer to the Employee ownership of (a) the USS WASP framed material hanging on the stairs in the Company's headquarters office and (b) the following equipment:

Model: Sony VAIO 366Mhz PII
Model Number: PCG-Z505SX
Serial Number: S013107628D
Specs:
PII 366 Processor
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128 MB RAM
6.4 Gig HDD
12.1" TFT Display
1 Type 2 PC-Card Slot
Integrated 56K Modem
Integrated Intel 10/100 Ethernet Card
Integrated USB
Integrated IEEE 1394 (FireWire) Port
USB Floppy Drive
Accessories ordered:
PC-Card CD-ROM
Extended life Battery
Additional Powersupply

                  2.7. E-mail. The Company will continue until November 2, 2002, to forward to the Employee's personal email address all email that comes into his email address at the Company.

         3. Release. In consideration of the payment of the severance benefits, which the Employee acknowledges he would not otherwise be entitled to receive, the Employee hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, and its officers, directors, stockholders, corporate affiliates, subsidiaries and parent companies, agents and employees, benefit plans and benefit plan administrators, from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which the Employee ever had or now has against the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries and parent companies, agents and employees arising out of his employment with and/or separation from the Company, including but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C.
Section 2000e et seq.; the Americans With Disabilities Act of 1990, 42 U.S.C.
Section 12101 et seq.; the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, 29 U.S.C. Section 621 et seq.; the Family and Medical Leave Act, 29 U.S.C. Section 2601 et seq.; and the Massachusetts Fair Employment Practices Act., M.G.L. c.151B, Section 1 et seq., all as amended, and all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. Section 1681 et seq.; the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. Section 1001 et seq.; the Massachusetts Civil Rights Act, M.G.L. c.12 Sections 11H and 11I; the Massachusetts Equal Rights Act, M.G.L. c.93, Section 102 and M.G.L. c.214, Section 1C; the Massachusetts Labor and Industries Act, M.G.L. c.149, Section 1 et seq.; and the Massachusetts Privacy Act, M.G.L. c. 214, Section 1B, all as amended, and all common law claims including, but not limited to, actions in tort, defamation and breach of contract, and any claim or damage arising out of his employment with or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local ordinance not expressly referenced above excluding (i) rights to indemnification under the Articles of Organization and By-laws of the Company, both as amended from time to time, and (ii) rights under this Agreement.

         4. Confidentiality. The Employee acknowledges his obligation to keep confidential all non-public information concerning the Company which he acquired during the course of his employment with the Company.

                  4.1. The Employee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include discoveries, inventions, products, product improvements, product enhancements, processes, methods, techniques, formulas, compositions, compounds, negotiation strategies and positions, projects, developments, plans (including business and marketing plans), research data, clinical data, financial data (including sales costs, profits, pricing methods), personnel data, computer programs (including software used pursuant to a license agreement), customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his duties as an employee of the Company) without written approval by an officer of the Company, either during or after his employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

                  4.2. The Employee agrees that all files, documents, letters, memoranda, reports, records, data, sketches, drawings, models, laboratory notebooks, program listings, computer equipment or devices, computer programs or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which


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shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company and shall not be copied or removed from the Company premises except in the pursuit of the business of the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company upon the Employee's execution of this Agreement. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property. Provided, however, that to the extent the Employee is a member of the Company's Board of Directors, he may retain information which he obtains in connection with his duties as a Board member to the extent that and as long as such information is necessary to the performance of such duties.

                  4.3. The Employee agrees that his obligation not to disclose or to use information and materials of the types set forth in Sections
4.1 and 4.2 above, and his obligation to return materials and tangible property set forth in Section 4.2 above also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee.

         5. Non-Competition and Non-Solicitation. For a period of one (1) year after the Employee's Separation Date, the Employee will not, in the geographical areas that the Company or any of its subsidiaries does business or has done business at the time of the Separation Date, directly or indirectly:

                  5.1. Engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is competitive with the Company's business, including but not limited to any business or enterprise that develops, manufactures, markets, or sells any product or service that competes with any product or service developed, manufactured, marketed or sold, or planned to be developed, manufactured, marketed or sold, by the Company or any of its subsidiaries while the Employee was employed by the Company; or

                  5.2. Either alone or in association with others (i) solicit, recruit, induce, attempt to induce, or permit any organization directly or indirectly controlled by the Employee to solicit, recruit, induce, or attempt to induce any employee of the Company to leave the employ of the Company, or
(ii) solicit, recruit, induce, attempt to induce for employment or hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by the Employee to solicit, recruit, induce, attempt to induce for employment or hire or engage as an independent contractor, any person who was employed by the Company or who was employed by the Company at any time during the term of the Employee's employment with the Company; provided, that this Section (5.2) shall not apply (a) to any individual's employment with the Company which has been terminated for a period of six months or longer or (b) to any individual who was terminated by the Company in a reduction in force for a period of three months or longer; or

                  5.3. Either alone or in association with others, solicit, divert or take away, or attempt to solicit, divert or take away, or permit any organization directly or indirectly controlled by the Employee to solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company, which were contacted, solicited or served by the Company at any time during the term of the Employee's employment with the Company.

         6. Non-disparagement. The Employee understands and agrees that as a condition for payment to him of the consideration described herein, he will not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company regarding the Company or any of its directors, officers, employees, agents or representatives or about the Company's business affairs and financial condition. Provided, however, that nothing contained in this Section 6 shall prevent or inhibit the Employee from fulfilling his fiduciary duties as a member of the Company's Board of Directors. The Company will not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company regarding the Employee's tenure as an executive officer of the Company. Provided, however, that nothing contained in this Section 6 shall prevent or inhibit the Company from fulfilling its duties to its shareholders.

         7. Litigation Cooperation. The Employee agrees to make himself reasonably available to cooperate with the Company in the defense or prosecution of any claims or actions which already have been brought or which may be brought in the future against or on behalf of the Company arising from matters relating to his work and his responsibilities during his employment with the Company, whether before state or federal court or any state or federal government agency. The Employee agrees that he will notify the Company promptly in the event that he is served with a subpoena, or in the event that he is asked to provide a third party with information concerning any actual or potential complaint or claim against the Company. Subject to the foregoing, the Employee agrees to make himself available to meet with counsel for the Company in connection with the Company's preparation of its claims or defenses. The Employee will testify truthfully under all circumstances.


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         8.       Amendment. This Agreement shall be binding upon the parties and may not be abandoned, supplemented, changed or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the parties hereto. This Agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

         9. Waiver of Rights. No delay or omission by the Company in exercising any rights under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

         10. Validity. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

         11. Applicable Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. The Employee hereby irrevocably submits to the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under, or in connection with this Agreement or its subject matter.

         12. Acknowledgments. The Employee acknowledges that he has been given at least twenty-one (21) days to consider this Agreement and that he has consulted with an attorney of his own choosing prior to signing this Agreement, who has negotiated this Agreement on his behalf. The Employee further acknowledges he may revoke this Agreement for a period of seven (7) days after signing this Agreement, and that the Agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period.

         13. Voluntary Assent. The Employee affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement. The Employee states and represents that he has had an opportunity to fully discuss and review the terms of this Agreement with an attorney and has done so. The Employee further states and represents that he has carefully read this Agreement and understands the contents therein, freely and voluntarily assents to all of the terms and conditions of this Agreement, and signs his name to this Agreement of his own free act.

         14. Entire Agreement. This Agreement contains and constitutes the entire understanding and agreement between the parties hereto with respect to the severance and settlement and supercedes all previous oral and written negotiations, agreements, commitments, and writings in connection therewith. Nothing in this Section 14 shall, however, modify, cancel, or supercede the Employee's obligations set forth in Sections 4 and 5.

         15. Construction. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

IN WITNESS WHEREOF, all parties have set their hand and seal to this Agreement as of the date written above.



INFINIUM SOFTWARE, INC.


By:                                                  Date:
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                                                     Date:
---------------------------------                         --------------------
Robert A. Pemberton



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